HSBC

Customer Copy

COMMERCIAL BANKING
(CARM 211207 & CM 220121)

CONFIDENTIAL

The Directors
Organic Gardens International Limited
Flat 2-3 4/F Join-in Hang Sing Centre
2-16 Kwai Fung Crescent
Kwai Chung
New Territories

21 January 2022

Dear Sirs

BORROWER(S)

Organic Gardens International Limited. [Customer No.747-067700]

BANKING Facilities – facility letter dated 12 July 2021, as amended or supplemented from time to time (the "Facility Letter")

With reference to our recent discussions, we confirm that the Facility Letter will be amended as set out below. Save as amended by this letter, the terms of the Facility Letter and (if any) all related documents shall remain unchanged and continue in full force and effect. The Bank shall have an unrestricted discretion to cancel, reduce or suspend, or determine whether or not to permit drawings in relations to, the facilities. The facilities are subject to review at any time, and also subject to the Bank's overriding right of repayment on demand including the right to call for cash cover on demand for prospective and contingent liabilities.

Unless defined differently, a term defined in the Facility Letter has the same meaning in this letter.

AMENDMENT(S) OF FACILITIES

The facility(ies) below shall be amended as follows:

FACILITIES	**New**	**Previously**
(1) Hong Kong Interbank Offered Rate (HIBOR) Loan The principal of the loan will be repayable by 23 equal monthly instalments of HKD141,666.- commencing 1 months after drawdown plus a final instalment of HKD141,682.- to the debit of the Borrower(s)'s account. Notwithstanding the foregoing, the Bank's ability to demand repayment at any time shall not be affected by the payment schedule as described.	HKD3,400,000.-	NIL

AMENDMENT(S) OF SCHEDULE OF FACILITIES

The provision(s) in respect of pricing under the schedule(s) of facilities in respect of Post-Shipment Buyer Loans, Bridging Loan and Post-Shipment Seller Loans in the section headed "Schedule of Facilities" shall be deleted in its entirety and replaced with the following:

POST-SHIPMENT BUYER LOANS

PRICING

For drawings in HKD

Interest will continue to be charged at Hong Kong Interbank Offered Rate (HIBOR) + 2% p.a.

For details of benchmark interest rates, please refer to the attached Appendix.

For drawings in USD

Interest will be charged at the Bank's USD Best Lending Rate (BLR).

"Best Lending Rate" or "BLR" means a rate to be determined by the Bank from time to time and is available upon request.

BRIDGING LOAN

Conditions for Utilisation

Subject always to the Bank's right to suspend, withdraw or make demand for repayment in respect of the whole or any part of the facilities made available to the Borrower(s) at any time and determine whether or not to permit drawings in relation to the facilities:

1 Unless otherwise agreed by the Bank, 2 business days advance notice of drawdown / rollover is to be given to the Bank. The reference to "business day" means a day, other than a Saturday, Sunday or public holiday, on which banks are open for general business in London and Hong Kong.

2 Each drawdown / rollover to be for periods (interest period) of 1, 2 or 3 months subject always to availability of matching funds in the market.

3 At the end of an interest period, the amount drawn may be rolled-over either in one or two or more amounts for further periods of 1, 2 or 3 months, subject always to availability of matching funds in the market.

4 With the Bank's prior approval in writing, the Borrower(s) may, during an interest period, prepay a loan (in whole but not in part) by serving the Bank 48 hours' advance notice in writing, subject to payment of any break cost (i.e. the difference between the return the Bank would have received had the loan run to maturity and the return the Bank is able to obtain by the placing of the funds repaid for the remainder of the period in the market).

5 The Bank reserves the right to renegotiate the HIBOR interest spreads should any event occur which changes the basis on which HIBOR interest margins are presently calculated.

6 Please note that the Bank's Loans Section is responsible for the administration of HIBOR facilities. For rate quotations and other day to day administrative matters, please contact Ms Carrot Woo on telephone number 2288 2537.

PRICING

For drawings in HKD

Interest will continue to be charged at Hong Kong Interbank Offered Rate (HIBOR) + 2% p.a.

For details of benchmark interest rates, please refer to the attached Appendix.

For drawings in USD

Interest will be charged at the Bank's USD Best Lending Rate (BLR).

"Best Lending Rate" or "BLR" means a rate to be determined by the Bank from time to time and is available upon request.

POST-SHIPMENT SELLER LOANS

PRICING

For drawings in HKD

Interest will continue to be charged at Hong Kong Interbank Offered Rate (HIBOR) + 2% p.a.

For details of benchmark interest rates, please refer to the attached Appendix.

For drawings in USD

Interest will continue to be charged at the Bank's USD Best Lending Rate (BLR).

"Best Lending Rate" or "BLR" means a rate to be determined by the Bank from time to time and is available upon request.

The following schedule of facility in respect of the Hong Kong Interbank Offered Rate (HIBOR) Loan shall be inserted in the section headed "Schedule of Facilities".

HONG KONG INTERBANK OFFERED RATE (HIBOR) LOAN

DETAILS

Conditions for Utilisation

Subject always to the Bank's right to suspend, withdraw or make demand for repayment in respect of the whole or any part of the facilities made available to the Borrower(s) at any time and determine whether or not to permit drawings in relation to the facilities:

1 Unless otherwise agreed by the Bank, 24 hours' advance notice of drawdown / rollover is to be given to the Bank.

2 Each drawdown / rollover to be for periods (interest period) of 1 month subject always to availability of matching funds in the market.

3 At the end of an interest period, the amount drawn may be rolled-over either in one or two or more amounts for a further period of 1 month, subject always to availability of matching funds in the market.

4 With the Bank's prior approval in writing, the Borrower(s) may, during an interest period, prepay a loan (in whole but not in part) by serving the Bank 48 hours' advance notice in writing, subject to payment of any break cost (i.e. the difference between the return the Bank would have received had the loan run to maturity and the return the Bank is able to obtain by the placing of the funds repaid for the remainder of the period in the market).

5 Amounts repaid or prepaid will not be available for redrawing and will be applied to repayment of the total amount outstanding in inverse order of maturity.

6 The Bank reserves the right to renegotiate the HIBOR interest spreads should any event occur which changes the basis on which HIBOR interest margins are presently calculated.

7 Please note that the Bank's Loans Section is responsible for the administration of HIBOR facilities. For rate quotations and other day to day administrative matters, please contact Ms Carrot Woo on telephone number 2288 2537.

PRICING

Interest will be charged at 1 month Hong Kong Interbank Offered Rate (HIBOR) + 2.5% p.a.

For details of benchmark interest rates, please refer to the attached Appendix.

OTHER AMENDMENT(S)

The following changes shall be made to the Facility Letter.

Section of Change	New	Previously
In the "Condition Precedent" clause under the section headed "Schedule of Further Notes"	For Hong Kong Interbank Offered Rate (HIBOR) Loan:- 1. Drawdown against payment proof to IRD.	NIL

APPENDIX: DETAILS OF BENCHMARK RATES

Benchmark	Applicable Currency	Definition of Benchmark
Hong Kong Interbank Offered Rate (HIBOR) [* and 1]	HKD	**"HIBOR"** means, in relation to any advance, the applicable Screen Rate at or around 11.00 am Hong Kong time on the proposed date of advance (or such other time or day if the market practice differs in the Hong Kong interbank market, as determined by the Bank), if any such rate is below zero, HIBOR will be deemed to be zero. **"Screen Rate"** means the Relevant Administrator's Interest Settlement Rate for Hong Kong dollars and for the relevant period displayed on the appropriate page of the Reuters screen provided that (a) if in the Bank's sole determination its funding cost is in excess of HIBOR, the Bank may specify the cost of funding any facility or financial arrangement; or (b) if the screen page is replaced, not available or such service ceases to be available, the Bank may specify another page or service displaying the appropriate rate. **"Relevant Administrator"** means the Hong Kong Association of Banks or any other person to whom the administrator function of the HIBOR fixing process is transferred from time to time.

Note:

1 Interpolated rates, which refers to rate calculated using linear interpolation method as recommended by the International Swaps and Derivatives Association (ISDA) for a situation where there is no current quote available for below maturities:-

- HIBOR: 4 months, 5 months, 7 months, 8 months, 9 months, 10 months and 11 months

* For tenors where fixing is not published by the relevant administrator and the interpolated rate does not apply, the benchmark rate shall be the rate as specified by the Bank in its sole discretion as its cost of funding the relevant facility or financial arrangement.

GOVERNING LAW

This letter shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region. No one other than the Bank and the Borrower(s) will have any right to enforce the terms of this letter.

ACCEPTANCE

Please arrange for the **authorised signatories of the Borrower(s)**, and, where applicable, guarantor and/or security provider in accordance with the terms of the mandate given to the Bank, to sign and return the duplicate copy of this letter with Appendix by 11 February 2022 to signify the relevant party(ies)'s understanding and acceptance of the terms of this letter.

For the avoidance of doubt, existing guarantee(s) and security granted in favour of the Bank before the date of this letter shall remain in full force and effect and extend to the Facility Letter as amended by this letter, unless otherwise agreed.

Please return the signed letter and (where applicable) guarantee and security document(s) to Commercial Banking Kowloon West District at Rooms 910B-912, Cheung Sha Wan Plaza, Tower 2, 833 Cheung Sha Wan Road, Kowloon.

Should the Borrower(s) have any questions, please feel free to contact Wilson Yan, Senior Vice President or Fiona Wu, Customer Service Officer on telephone no. 3941 1540 or 3941 1811.

Yours faithfully

For and on behalf of
The Hongkong and Shanghai Banking Corporation Limited

Wilson Yan
Senior Vice President
/hl

Encl

Acceptance and Confirmation

We, Organic Gardens International Limited, confirm our acceptance of and agreement to all of the terms and conditions set out above.

For and on behalf of
Organic Gardens International Limited

SIGNATURE(S) VERIFIED GMD
AGREE WITH SPECIMEN
AUTHORIZED IN TERMS OF ACCOUNT MANDATE

Signature [signature]	Signature
Name Wong Ka Wo Simon	Name
Title director	Title
Date 28 Jan 2022	Date

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